Exhibit 99.1

FOR IMMEDIATE RELEASE:

China Sun Group Receives Patent Approval on High-Crystallinity Lithium Cobalt Oxide Preparation

LIAONING PROVINCE, China, September 2, 2008: China Sun Group High-Tech Co. ("China Sun Group") (OTCBB: CSGH), which through its wholly-owned subsidiary Dalian Xinyang High-Tech Development Co. Ltd ("DLX") has the second largest cobalt series production capacity in the People's Republic of China (“PRC”), today announced that it has it successfully completed registration with the PRC's State Intellectual Property Office (“State Office”) on Patent Application #200410020870.1. The patent is related to China Sun Group's proprietary methodology for preparing high-crystallinity lithium cobalt oxide.

Bin Wang, Chief Executive Officer of the China Sun Group, said, “We are pleased to continue to expand our intellectual property portfolio. We expect to receive the official patent certificate in-hand later this month.”

China Sun Group received approval of its patent application from the State Office on June 27, 2008. China Sun Group then began registration following the standard national procedures of the State Office. The registration period is typically about two to three months pursuant to Term 54 of Patent Law and No. 75 Announcement of the Patent Bureau. On July 11, 2008, China Sun Group completed its registration and received notification from the State Office that a formal patent certificate would be issued to the Company in mid-September 2008.

About China Sun Group

China Sun Group High-Tech Co., ("China Sun Group") produces anode materials used in lithium ion batteries. Through its wholly-owned operating subsidiary, Da Lian Xin Yang High-Tech Development Co. Ltd. ("DLX"), the Company primarily produces cobaltosic oxide and lithium cobalt oxide. According to the China Battery Industry Association, DLX has the second largest cobalt series production capacity in the People's Republic of China. Through its research and development division, DLX owns a proprietary series of nanometer technologies that supply state-of-the-art components for advanced lithium ion batteries. Leveraging its state-of-the-art technology, high-quality product line and scalable production capacity, the Company plans to create a fully integrated supply chain from the primary manufacturing of cobalt ore to finished products, including lithium ion batteries. For more information, visit http://www.china-sun.cn.

Safe Harbor Statement

The statements contained herein that are not historical facts are considered "forward-looking statements." Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, statements regarding the potential growth of the markets are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of political, economic, and market conditions and geopolitical events; legislative and regulatory changes that affect our business; the availability of funds and working capital; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. We do not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events, which may cause actual results to differ from those expressed or implied by any forward-looking statements. The factors discussed herein are expressed from time to time in our filings with the Securities and Exchange Commission available at http://www.sec.gov.

Contact:

China Sun Group
Thomas Yang
Assistant to the President
Tel: 917-432-9350 (U.S.) or
86 411 8289-7752 (China)
Fax: 86 411 8289-2739
e-mail: yang_xianfu@yahoo.com.cn